Exhibit 10.1


                               PNB FINANCIAL GROUP
                              AMENDED AND RESTATED
                         NONQUALIFIED STOCK OPTION PLAN


         The 1985 NONQUALIFIED STOCK OPTION PLAN of PNB Financial Group is hereby amended and restated in its entirety as follows:

SECTION 1. Purposes
           --------

         The purposes of the Plan are:

         (a) To encourage the sense of proprietorship on the part of Plan Participants who will be largely responsible for the continued growth of the Company and its Subsidiaries;

         (b) To recognize past valuable services of such Participants;

         (c) To furnish such Plan Participants with further incentive to develop and promote the business and financial success of the Company and its Subsidiaries; and

         (d) To encourage such Participants to continue in the service of the Company and its Subsidiaries by providing a means whereby such Participants may be given an opportunity to purchase stock in the Company.

SECTION 2. Definitions
           -----------

         As used herein, the following terms shall mean:

         Executive Circle Member: A member of the Executive Circle, or any successor of the Executive Circle of the Company or its Subsidiaries.

         Board: The Board of Directors of the Company.

         Committee: Such committee as shall be appointed by the Board pursuant to the provisions of Section 3.

         Common Stock: The common stock of the Company, no par value.

         Company: PNB Financial Group, a California corporation.


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         Director: Member of the Board of Directors of the Company or any
Subsidiary or both.

         Disability: Inability to perform the services normally rendered by a Participant due to any permanent physical or mental impairment as determined by the Committee on the basis of appropriate medical evidence.

         Fair Market Value: As applied to the Common Stock on any day, the closing market price of such stock on the last preceding day if such stock is listed on a national securities exchange; the average of the bid and ask price on the last preceding day if such stock is traded over-the-counter; or, if not listed or traded, such per share price as the Committee shall in good faith determine.

         Normal Retirement Date: The first (1st) day of the calendar month following the optionee's sixty-fifth (65th) birthday.

         Option: A right, reduced to writing in a Stock Option Agreement and signed by an authorized representative of the Company, to purchase a stated number of shares of Common Stock on the terms and candidness set forth herein.

         Participant: A Director or an Executive Circle Member who, in the opinion of the Committee, has made or will make a significant contribution to the success of the Company or its subsidiaries, and who is granted an Option pursuant to the terms of this Plan.

         Plan: The Amended and Restated Nonqualified Stock Option Plan as set forth herein, and as may be amended from time to time.

         Subsidiary: Any corporation in which the Company owns, directly or indirectly, fifty percent or more of the issued and outstanding voting stock.

SECTION 3. Administration
           --------------

         (a) The Plan shall be administered by a stock option committee (the "Committee") to be appointed by, and serving at, the pleasure of the Board.

         (b) A member of the Committee may also be a Participant in this Plan provided that, as to matters directly affecting his or her interests in Options granted pursuant to the Plan, he or she shall abstain from discussion and voting.

         (c) The Board may, from time to time, appoint members of the Committee in substitution for members previously appointed and fill vacancies in the


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Committee, however caused. All determinations of the Committee shall be made by a majority of its members eligible to vote on such issues.

         (d) Subject to the express provisions of the Plan, the Committee shall have full power and authority, in its discretion, to determine initially and from time to time those persons to whom Options are to be granted, the times when such Options shall be granted and the number of shares to be covered by each Option. Accomplishments in furthering the interests of the Company and its Subsidiaries shall be the primary guide of the Committee in apportioning the number of shares to be optioned to a Participant, but the Committee may take into consideration any and all other factors that the Committee may deem pertinent.

         (e) Subject to the express provisions of the Plan, the Committee shall also have the power and authority to construe and interpret the Plan and the respective Stock Option Agreements entered into thereunder, and to make all other determinations necessary or advisable for administering the Plan. The determination of the Committee on all matters referred to in this section shall be final and conclusive.

SECTION 4. Eligibility
           -----------

         Options may be granted only to Participants who are selected by the Committee in accordance with the provisions of this Plan.

SECTION 5. Stock Subject to the Plan
           -------------------------

         (a) Subject to adjustments as provided in Section 9, the aggregate number of shares of Common Stock subject to the Plan (the "Options") shall be three hundred thousand (300,000) shares of Common Stock.

         (b) Such shares may be either authorized but unissued shares or shares issued and thereafter acquired by the Company.

         (c) Shares covered by the unexercised portion of any Option which has terminated by its terms may be subject to a subsequent Option granted under the Plan.

SECTION 6. Options Under the Plan
           ----------------------

         Options granted under the Plan shall be subject to the following provisions:

         (a) Options shall be granted in accordance with the Committee's determination pursuant to the Plan, by execution and prompt delivery to the Participant of


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a written Stock Option Agreement and such other documents as may, in the opinion of the Committee, be necessary to memorialize the terms and conditions of the Option granted. Any such grant shall be effective on the date of such determination or, if later, on the date specified in the instrument evidencing the grant. No Option shall exist unless and until a written Stock Option Agreement is signed by an authorized representative of the Company and delivered to the Participant.

         (b) The purchase price of the Common Stock subject to an Option granted pursuant to the Plan shall not be less than Fair Market Value of the stock as of the effective date of the Amended and Restated Plan.

         (c) Each Option granted hereunder shall continue for a period of ten
(10) years from the date of its grant or issuance, unless terminated earlier under the provisions of Section 7, hereof.

         (d) Each Option shall be subject to the condition that, if at any time the Committee shall determine in its discretion that the registration or qualification of the shares covered thereby under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Option or delivery of Common Stock on the exercise thereof, no such Option may be granted or, if granted, delivery of Common Stock on the exercise thereof shall be deferred, until such registration or qualification shall have been effected. In the event the Committee determines that registration or qualification of shares is necessary or desirable, the Company shall, at its expense, take such action as may be required to effect such registration or qualification.

SECTION 7. Termination of Options
           ----------------------

         (a) Every Option granted pursuant to this Plan shall terminate on the earlier of ten (10) years following the date of its grant or issuance, or the date upon which any of the events set forth hereinbelow occur.

         (b) The Option shall terminate if and when the optionee's membership terminates on either the Board of Directors of the Company (or any Subsidiary), or the Executive Circle, except as follows:

              (i) If the optionee dies while a Director or Executive Circle member, or within three (3) months after his membership on such Board or Executive Circle ceases, then any Option held by the deceased optionee will continue in effect and may be exercised in accordance with its terms for a period of twelve (12) months from the date of the optionee's death (but in no event after the date of expiration of the Option), by the executor or administrator of the optionee's estate; provided, however, if the Option is exercisable in installments and the optionee dies while a Director or while a


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member of the Executive Circle, or within three (3) months after his membership ceased because of early retirement or because of Disability (defined in Section 2 and described in subsection (b)(ii) of this Section 7), such Option may be exercised as to any or all shares which would have been purchasable in the succeeding period if the optionee had not died.

              (ii) If an optionee retires early, with the Company's consent, after attaining age fifty-five (55) and prior to his Normal Retirement Date, or terminates his membership prior to his Normal Retirement Date because of Disability, he may exercise his Option on, or any time within the three (3) months following the date of such early retirement or termination by Disability (but in no event after the date of expiration of his Option) as to any or all shares purchasable on such date. Moreover, if the Option is exercisable in installments, all shares which would have been purchasable in the following installment period shall be exercisable as if such retirement or termination by Disability had not occurred.

              (iii) If an optionee's membership on the Board of Directors of the Company or any Subsidiary, or on the Executive Circle, terminates for any reason other than by death or Disability, he may exercise his Option on the date his membership terminates or any time within the three (3) months following such termination (but in no event after the date of expiration of his Option), as to any or all Common Stock purchasable on the date his membership terminates.

SECTION 8. Exercise of Options
           -------------------

         (a) Subject to the terms and conditions of the Plan, Options may be exercised by written notice to the Company at its executive office, and addressed to the attention of the President, as provided in the Stock Option Agreements entered into hereunder.

         (b) An Option may be exercised either at one time as to the total number of shares covered thereby, or from time to time as to any portion thereof in units of one hundred (100) shares or multiples thereof.

         (c) Each Option shall be exercised solely by the Optionee (or by his guardian or legal representative), except in the case of death of the optionee, in which case the option shall be exercisable in the manner provided by Section 7, Paragraph (b)(i).

         (d) The Committee may impose such conditions on the exercise of any Option as may be required to satisfy the requirements of Rule 16b-3 adopted under the Securities Exchange Act of 1934, as amended (or any successor provision in effect at the time).


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         (e) Shares purchased upon exercise of an Option shall be paid for in full in cash.

SECTION 9. Adjustment Provisions
           ---------------------

         (a) Options granted under the Plan shall contain such provisions as the Committee may determine with respect to adjustments to be made in the number and kind of shares covered by such Options and in the Option price in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure or shares of the Company; and in the event of any such change, the aggregate number and kind of shares available under the Plan and the maximum number of shares that may be charged under the Plan in account of any one (1) individual shall be appropriately adjusted.

         (b) Adjustments under this Section 9 shall be made by the Committee, whose determination as to the adjustments to be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of Common Stock shall be issued under the Plan on account of any such adjustment.

SECTION 10. General Provisions
            ------------------

         (a) Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Director the right to continue to serve on the Board of Directors of the Company or any Subsidiary or confer upon any Executive Circle Member the right to continue to serve on the Executive Circle.

         (b) No shares of Common Stock shall be sold, issued or transferred pursuant to a Option unless and until there has been compliance, in the opinion of counsel to the Company, with all applicable legal requirements, including without limitation those relating to federal and state securities laws.

         (c) No Director or Executive Circle Member (individually or as a member of a group), and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any shares of Common Stock allocated or reserved for the Plan or subject to any Option except as to such shares of Common Stock if any, as shall have been sold, issued or transferred to him.

         (d) The Company or a Subsidiary may make such provisions as it may deem appropriate for the withholding of any taxes which the Company or Subsidiary determines it is required to withhold in connection with any Option granted under the Plan.


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         (e) No Option and no rights under the Plan, contingent or otherwise,
(i) shall be assignable or subject to any encumbrance, pledge or change of any nature, whether by operation of law or otherwise, (ii) shall be subject to execution, attachment or similar process, or (iii) shall be transferable other than by will or the laws of descent and distribution, and every Option and all rights under the Plan shall be exercisable during the optionee's lifetime only by him or by his guardian or legal representative.

         (f) Nothing in the Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to any Director or Executive Circle Member which the Company or any Subsidiary now has or may hereafter put into effect, including, without limitation, any retirement, pension, savings or thrift, insurance, death benefit, stock purchase, incentive compensation or bonus plan.

SECTION 11. Term
            ----

         The Plan (as Amended and Restated) shall become effective when adopted by the Board. No options shall be granted under the Plan after December 31, 1995.

SECTION 12. Amendment or Discontinuance of Plan
            -----------------------------------

         (a) The Plan may be amended by the Board at any time, provided that, without the approval of the shareholders of the Company, no amendment shall be made which (i) increases the aggregate number of shares of Common Stock which may be made the subject of Options as provided in Subsection (a) of Section 5,
(ii) materially increases the benefits accruing to participants under the Plan,
(iii) materially modifies the requirements as to eligibility for participation in the Plan, (iv) amends Section 7 to extend the term of the Plan, or (v) amends the Section 10.

         (b) The Board may discontinue the Plan at any time.

         (c) No amendment or discontinuance of the Plan shall adversely affect, except with the consent of the holder, any Option theretofore granted.


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